GSI Group Announces China Expansion and

Restructuring of UK Manufacturing Operations

BILLERICA, MA, February 5, 2007 — GSI Group Inc. (Nasdaq: GSIG) today announced an expansion of its China manufacturing operations and restructuring of its UK manufacturing operations, as part of its overall plan to expand its presence in the growing Asian markets and increase profitability.

The Precision Technology Segment will be moving additional laser and high speed air bearing spindle manufacturing from two UK facilities to GSI’s China facility. GSI currently manufactures certain lasers and selected high speed air bearing spindle components in Suzhou, China. GSI will reduce manufacturing capacity at its UK facilities, streamline operations and discontinue production of selected low volume legacy product lines after consultation with customers. The manufacturing transfer and related restructuring is expected to be completed by the end of 2007.

“This reorganization is a proactive move, taken at a time when the company is in a solid financial position, with a strong balance sheet and healthy backlog, and an expected fourth quarter 2006 bookings number of $81.7 million,” said Chief Executive Officer, Dr. Sergio Edelstein.

Dr. Edelstein added “Having proven our manufacturing capabilities in Suzhou, China, we are looking to leverage our success by increasing production and product diversity in the facility. Our UK based operations will continue to serve as a key source of new product development initiatives and manufacturing for selected product lines.”

GSI expects to record restructuring charges during 2007 in the range of $4.5-$5.0 million and potential inventory write offs related to product consolidation activities of $2.0 to $2.5 million. The restructuring charges are projected to include approximately $2.4 million in termination benefits, $1.4 million in capital asset write offs, $0.5 million in costs associated with the manufacturing transition to Suzhou and $0.4 million in impairment charges related to facility consolidations. Once completed, the plan is expected to generate annualized pre-tax benefits in the range of $5.0 to $6.0 million.

More details will be forthcoming after the Company reports its fourth quarter 2006 earnings on February 27th, 2007 after market. That will be followed by the regularly scheduled earnings call on February 28th, 2007 pre market.

GSI supplies precision motion control components, lasers and laser-based advanced manufacturing systems to the global medical, semiconductor, electronics, and industrial markets. GSI’s common shares are listed on Nasdaq (GSIG). For more information on GSI, please visit www.gsig.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of the Company and statements preceded by, followed by or that include the words “may,” believes,” “expects,” “anticipates,” or the negation thereof, or similar expressions, which constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements which address operating performance, events or developments that are expected or anticipated to occur in the future, including statements expressing general optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause the actual performance or achievements of the Company to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Several important factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. The factors that could cause actual results to differ materially include, but are not limited to, unexpected increases in aggregate severance and/or retention paid to employees, unanticipated inventory or capital asset costs, our ability to cost-effectively manage all manufacturing operations at our facility in China, unexpected contract termination costs, our failure to achieve expected savings, and other risks detailed in the Company’s Securities and Exchange Commission filings (available at http://www.sec.gov and http://gsig.com), all of which are difficult or impossible to predict accurately, and many of which are beyond the direct control of the Company. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

For more information, please contact:

Ray Ruddy

GSIG Director of Investor Relations

(978) 439-5511, ext. 6170